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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-102159, Forms S-3 No. 333-58743, 333-62939, 333-81503,
333-101116, and 333-76360 and Forms S-8 No. 333-36713, 333-36715, 333-39991,
333-39993, 333-64545, 333-73383, 333-90675, 333-90671, 333-90673, 333-87971,
333-12903, 333-38222, 333-68428, 333-68430, 333-68432 and 333-68426) of
Staples, Inc. and in the related Prospectus of our report dated March 2, 2004, with respect to the consolidated financial statements of Staples, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2004.

                                                   Ernst & Young LLP

Boston, Massachusetts
March 2, 2004